Exhibit 1

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: April 16, 2025

FUNICULAR FUNDS, LP

By: /s/ Jacob Ma-Weaver

Name: Jacob Ma-Weaver

Title: Managing Member of the General Partner

CABLE CAR CAPITAL, LP

By: /s/ Jacob Ma-Weaver

Name: Jacob Ma-Weaver

Title: Managing Member

JACOB MA-WEAVER

By: /s/ Jacob Ma-Weaver

Jacob Ma-Weaver